EXHIBIT 99.3

Balance Sheet Capacity

(assumes no property sales and no cash flow)

as of January 31, 2009

($ thousands)

	2009	2010	2011
Line of Credit Availability:
Line Commitments Combined	$715,388	$—	$—
Outstanding Line Balance—1/31/09	(85,000)	—	—

Funding Availability before Commitments	$630,388	$547,973	375,890

Commitments:
Financing requirements—maturing consolidated debt	$(58,077)	$(177,043)	$(478,943)
Assumed JV equity requirement to refinance maturing mortgage debt	(3,415)	(47,075)	(41,985)
Net costs to Complete In Process Developments	(79,000)	(93,508)	(13,696)
$400 MM derivative settlement at 1-31-09 valuation	—	(31,500)	(31,500)

Total Commitments	$(140,492)	$(349,126)	$(566,124)

Net Line Availability before Refinancing of Maturing Debt	$489,896	$198,847	(190,234)

Assumed new financings to repay maturing debt	$58,077	$177,043	$478,943

Line Availability after Refinancing of Maturing Debt	$547,973	$375,890	$288,709

$3 billion of unencumbered assets, or $1.7 billion of proceeds, is more than adequate capacity to replace all maturing debt through 2011